SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report(Date of Earliest Event Reported): January 31, 2005

UNITED MORTGAGE TRUST

Exact Name of Registrant as Specified in its Governing Instruments)

(a Maryland trust)

Commission File Number 333-10109

(IRS Employer Identification Number 75-6496585)

5740 Prospect Avenue, Suite 1000, Dallas, Texas 75206

(address of principal executive offices)

Registrant’s telephone number, including area code: (214) 237-9305

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry Into A Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Mortgage Loan Sale Agreement
Trust Agreement
Purchase Agreement
Servicing Rights Transfer Agreement

     Item 1.01 Entry Into A Material Definitive Agreement

     On January 28, 2005, United Mortgage Trust and two of its wholly-owned subsidiaries, UMT LT Trust as the “Seller” and UMT Funding Trust as the “Depositor,” both Maryland real estate investment trusts, simultaneously entered into agreements described below for the securitization of $9,700,797.12 principal amount of United Mortgage Trust mortgage loans through the private issuance of $ 7,275,598 in 9.25% Class A Notes (“Notes”). The Notes, together with $2,425,199 in Class B Certificates (the “Certificates”), collectively referred to as the “Securities” were issued by Wachovia Bank as Trustee pursuant to a Trust Agreement dated as of January 1, 2005 between the Bank and the Depositor. The Class A Notes were then sold by the Depositor to Bayview Financial, L.P. (“Bayview”), pursuant to a Purchase Agreement dated as of January 26, 2005 (the “Note Purchase Agreement”) between Bayview, the Depositor and United Mortgage Trust. The Notes were sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

     The Securities evidence the entire beneficial ownership interest in a Trust Fund created under the Trust Agreement, which consists of a pool of performing first lien residential mortgage loans and contracts for deed (the “Mortgage Loans”) with an aggregate principal balance of $9,700,797.12 as of January 1, 2005. United Mortgage Trust transferred the Mortgage Loans (excluding the servicing rights) to the Seller as a capital contribution and the Seller sold the Mortgage Loans to the Depositor pursuant to a Mortgage Loan Sale Agreement dated as of January 1, 2005. The Mortgage Loan Sale Agreement includes a right on the part of the Depositor to require the Seller to repurchase certain Mortgage Loans upon the Seller’s breach of a representation or warranty with respect to certain characteristics of the Mortgage Loans. United Mortgage Trust has agreed to guarantee the obligations of the Seller under the Mortgage Loan Sale Agreement, including the obligation of the Seller to repurchase Mortgage Loans as to which the Seller has breached a representation or warranty. The Class B Certificates give the Depositor the right to receipt all remaining monthly interest after all payments due on the Class A Notes and all principal and interest on the Mortgage Loans after retirement of the Class A Notes. The Class B Certificates will be retained by the Depositor.

     Simultaneously with the Depositor’s conveyance of the Mortgage Loans to the Trustee and pursuant to the terms of a Servicing Rights Transfer Agreement dated as of January 1, 2005 United Mortgage Trust, as owner of the servicing rights to the Mortgage Loans, transferred the servicing rights to the Mortgage Loans to Bayview and, pursuant to a SubServicing Agreement dated as of January 1, 2005 Prospect Service Corp agreed with Bayview to act as sub-servicer of the Mortgage Loans.

     United Mortgage Trust intends to use the proceeds from this securitization for general corporate purposes.

     Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     Please see the description in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K of the securitization of $9,700,797.12 principal amount of United Mortgage Trust mortgage loans. That description is incorporated herein by reference.

     Item 9.01 Financial Statements and Exhibits

     Exhibits

     10.1 Mortgage Loan Sale Agreement dated as of January 1, 2005 between United Mortgage Trust and UMT Funding Trust.

     10.2 Trust Agreement dated as of January 1, 2005 between the Wachovia Bank and UMT LT Trust.

     10.3 Purchase Agreement dated as of January 26, 2005 between UMT Funding Trust and Bayview Financial, L.P.

     10.4 Servicing Rights Transfer Agreement dated as of January 1, 2005 between United Mortgage Trust and Bayview Financial, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED MORTGAGE TRUST

February 3, 2005	/S/Christine A. Griffin

Christine A. Griffin

President